Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-142680 on Form S-1 of our reports dated April 1, 2009 relating to the consolidated financial statements of Visant Holding Corp. and subsidiaries and Visant Corporation and subsidiaries (which reports express an unqualified opinion and include an explanatory paragraph referring to the adoption of the measurement date provision and the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R),” as of January 3, 2009 and December 29, 2007, respectively) appearing in the Prospectus, which is part of such Registration Statement, and financial statement schedule of Visant Holding Corp. and subsidiaries included elsewhere in the registration statement and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

June 3, 2009